                     AMENDMENT NO. 3 TO MANAGEMENT AGREEMENT
                     ---------------------------------------

     This Amendment No. 3 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002 and October 1, 2001 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisor LLC) (the "Manager"), is entered into effective the 1st day of May, 2002.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolio:

               Portfolio                 Percentage of average daily net assets
--------------------------------------   --------------------------------------
Third Avenue Small Cap Value Portfolio                    0.75%

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed 1st day of May, 2002.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President